COLONIAL STRATEGIC BALANCED FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 10/31/97


                           FUND YIELD = 2*((((a-b)/c*d))+1)(6)-1)


                                           CLASS A      CLASS B     CLASS C
                                           -------      -------     -------
a = dividends and interest earned during
    the month .............................  $151,552     $255,291  $21,352

b = expenses accrued during the month          63,709      136,593   11,428

c = average dividend shares outstanding
    during the month ...................... 3,131,215    5,282,304  441,302

d = class  maximum offering price per share
    on the last day of the month ..........    $15.17       $14.43   $14.45


             YIELD ........................     2.23%        1.88%    1.87%
                                                -----        -----    -----

            YIELD WITHOUT WAIVER                2.14%        1.78%    1.78%
                                                -----        -----    -----